Exhibit 99.1

Guidewire Announces Third Quarter Fiscal Year 2025 Financial Results

SAN MATEO, Calif., June 3, 2025 - Guidewire (NYSE: GWRE) today announced its financial results for the fiscal quarter ended April 30, 2025.

“We delivered exceptional third-quarter results, highlighted by record Q3 sales activity and 17 cloud deals,” said Mike Rosenbaum, chief executive officer, Guidewire. “With Guidewire established as the clear worldwide leader in P&C core systems, we're increasing our market engagement activity, hosting our largest ever industry events in Paris, Tokyo, and Sydney, and our second annual Developer Summit in Bangalore, where we activated the industry's largest developer ecosystem.”

“ARR, revenue, and operating income results all finished above the high end of our guidance ranges in the third fiscal quarter,” said Jeff Cooper, chief financial officer, Guidewire. “Based on this strong execution and our robust pipeline, we are raising our full-year fiscal 2025 targets, reinforcing our confidence in our growth trajectory and long-term value creation.”

Third Quarter Fiscal Year 2025 Financial Highlights

Revenue
•Total revenue for the third quarter of fiscal year 2025 was $293.5 million, an increase of 22% from the same quarter in fiscal year 2024. Subscription and support revenue was $181.8 million, an increase of 32%; license revenue was $57.2 million, an increase of 2%; and services revenue was $54.5 million, an increase of 17%, each as compared to the same quarter in fiscal year 2024.
•As of April 30, 2025, annual recurring revenue, or ARR, was $960 million, compared to $864 million as of July 31, 2024. ARR results for interim quarterly periods in fiscal year 2025 are based on actual currency rates at the end of fiscal year 2024, held constant throughout the year.

Profitability
•GAAP income from operations was $4.5 million for the third quarter of fiscal year 2025, compared with GAAP loss from operations of $16.7 million for the same quarter in fiscal year 2024.
•Non-GAAP income from operations was $46.1 million for the third quarter of fiscal year 2025, compared with $20.8 million for the same quarter in fiscal year 2024.
•GAAP net income was $46.0 million for the third quarter of fiscal year 2025, compared with GAAP net loss of $5.5 million for the same quarter in fiscal year 2024. GAAP net income per share was $0.54, based on diluted weighted average shares outstanding of 85.9 million, compared to GAAP net loss per share of $0.07 for the same quarter in fiscal year 2024, based on diluted weighted average shares outstanding of 82.5 million.
•Non-GAAP net income was $75.2 million for the third quarter of fiscal year 2025, compared with $21.7 million for the same quarter in fiscal year 2024. Non-GAAP net income per share was $0.88, based on diluted weighted average shares outstanding of 85.9 million, compared with $0.26 for the same quarter in fiscal year 2024, based on diluted weighted average shares outstanding of 84.0 million.

Liquidity and Capital Resources
•Guidewire had $1,243.7 million in cash, cash equivalents, and investments at April 30, 2025, compared to $1,129.5 million at July 31, 2024. The increase was primarily due to proceeds received from our October 2024 issuance of the convertible senior notes due 2029 (the “2029 Convertible Senior Notes”) and operating cash flow, partially offset by the settlement of the convertible senior notes due 2025 (the “2025 Convertible Senior Notes”) and the purchase of capped calls related to the 2029 Convertible Senior Notes.
•The 2025 Convertible Senior Notes matured on March 15, 2025. The Company fully settled the outstanding $179.1 million aggregate principal amount of the 2025 Convertible Senior Notes through aggregate cash payments totaling $180.2 million, which included related accrued interest of $1.1 million, and the gross issuance of 671,202 shares of common stock. The Company received 697,140 gross shares of common stock from the settlement of the capped calls related to the 2025 Convertible Senior Notes. These shares received offset the 671,202 shares issued to holders of the 2025 Convertible Senior Notes upon maturity. As a result, the Company received 25,938 net shares, which were retired, resulting in a small decrease in the Company’s shares outstanding.

Business Outlook
Guidewire is issuing the following outlook for the fourth quarter of fiscal year 2025 based on current expectations:
•Ending ARR between $1,012 million and $1,022 million
•Total revenue between $332 million and $340 million
•Operating income (loss) between $7 million and $15 million
•Non-GAAP operating income between $52 million and $60 million

Guidewire is issuing the following updated outlook for fiscal year 2025 based on current expectations:
•Ending ARR between $1,012 million and $1,022 million
•Total revenue between $1,178 million and $1,186 million
•Operating income between $20 million and $28 million
•Non-GAAP operating income between $187 million and $195 million
•Operating cash flow between $255 million and $275 million

Conference Call Information

What:	Guidewire Third Quarter Fiscal Year 2025 Financial Results Conference Call
When:	Tuesday, June 3, 2025
Time:	2:00 p.m. PT (5:00 p.m. ET)
Dial-In:	(669) 444-9171
Meeting ID:	938 6797 7475
Password:	779928
Webcast:	http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, and acquisition consideration holdback. Non-GAAP net income (loss) and non-GAAP tax provision (benefit) also exclude the amortization of debt issuance costs from our convertible senior notes, changes in fair value of strategic investments, gain (loss) on sale of strategic investments, retirement of debt, and related tax effects of the non-GAAP adjustments. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as amortization and stock-based compensation.

Annual recurring revenue (“ARR”) is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contractual terms and invoicing activities for the current reporting period, which may not be the same as the timing and amount of revenue recognized. ARR reflects all fee changes due to contract renewals, non-renewals, expansion, cancellations, attrition, or renegotiations at a higher or lower fee arrangement that are effective as of the ARR reporting date. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded from our ARR calculations. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes, but does not get allocated for purposes of calculating ARR. This revenue allocation generally only impacts the initial term of the contract. This means that if we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value would be recognized as services revenue, but our reported ARR amount would not be impacted. During the nine months ended April 30, 2025, the recurring license and support or subscription contract value recognized as services revenue was $8.1 million.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. Guidewire’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. Guidewire believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Guidewire’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Guidewire’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Guidewire’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate Guidewire’s business.

About Guidewire
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. More than 570 insurers in 42 countries, from new ventures to the largest and most complex in the world, rely on Guidewire products. With core systems leveraging data and analytics, digital, and artificial intelligence, Guidewire defines cloud platform excellence for P&C insurers.

We are proud of our unparalleled implementation record, with 1,700+ successful projects supported by the industry’s largest R&D team and SI partner ecosystem. Our marketplace represents the largest solution partner community in P&C, where customers can access hundreds of applications to accelerate integration, localization, and innovation.

Guidewire uses its Investor Relations website (ir.guidewire.com), X (formerly known as Twitter) feed (@Guidewire_PandC), and LinkedIn page (www.linkedin.com/company/guidewire-software) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to Guidewire’s press releases, filings with the Securities and Exchange Commission, public conference calls, and webcasts.

NOTE: For information about Guidewire’s trademarks, visit www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and targets, and our future business momentum relating to our market leadership, sales activities, and financial performance expectations. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”) as well as other documents that may be filed by Guidewire from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations, ARR, and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue and ARR; our making long-term pricing commitments in our customer contracts based on available information and estimates about our future costs that may change; our ability to successfully manage our business model, including achieving market acceptance of our cloud-based services and products and the costs related to cloud operations, cybersecurity, product development, and services; the timing, success, and number of professional services engagements and the billing rates and utilization of our professional services employees and contractors; the impact of global events (including, without limitation, ongoing global conflicts, inflation, high interest rates, economic volatility, political uncertainties, tariffs, bank failures and associated financial instability, and supply chain issues) on our employees, our business, and the businesses of our customers, system integrator (“SI”) partners, and vendors; data security breaches of our cloud-based services and products or unauthorized access to our employees’ or our customers’ data; our competitive environment and changes thereto; issues in the development and use of AI and machine learning, combined with an uncertain regulatory environment; use of AI by our workforce may present risks to our business; errors or failures in our products or services, as well as service interruptions or failure of the third-party service providers we rely on; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; the impact of new regulations and laws (including, without limitation, security, privacy, AI and machine learning, tax regulations and laws, and accounting standards); assertions by third parties that we violate their intellectual property rights; weakened global economic conditions may adversely affect the P&C insurance industry, including the rate of information technology spending; our ability to sell our services and products is highly dependent on the quality of our professional services and SI partners; the risk of losing key employees; the challenges of international operations, including changes in foreign exchange rates; and other risks and uncertainties. Past performance is not indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. Guidewire anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire
(650) 356-4921
ir@guidewire.com

Media Contact:
Melissa Cobb
Guidewire
(650) 464-1177
mcobb@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	April 30, 2025	July 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$510,321	$547,992
Short-term investments	410,116	455,576
Accounts receivable, net	147,296	137,339
Unbilled accounts receivable, net	166,925	87,031
Prepaid expenses and other current assets	78,311	67,596
Total current assets	1,312,969	1,295,534
Long-term investments	323,305	125,885
Unbilled accounts receivable, net	791	4,157
Property and equipment, net	55,561	55,409
Operating lease assets	41,767	43,750
Intangible assets, net	13,482	9,005
Goodwill	393,592	372,214
Deferred tax assets, net	281,344	253,085
Other assets	65,260	67,255
TOTAL ASSETS	$2,488,071	$2,226,294
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$28,952	$15,209
Accrued employee compensation	89,230	109,084
Deferred revenue, net	258,786	281,855
Convertible senior notes, net	—	398,903
Other current liabilities	28,946	32,584
Total current liabilities	405,914	837,635
Lease liabilities	33,013	34,721
Convertible senior notes, net	673,696	—
Deferred revenue, net	4,937	3,628
Other liabilities	7,936	7,578
Total liabilities	1,125,496	883,562
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,977,364	1,979,021
Accumulated other comprehensive income (loss)	(8,597)	(12,244)
Retained earnings (accumulated deficit)	(606,200)	(624,053)
Total stockholders’ equity	1,362,575	1,342,732
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,488,071	$2,226,294

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2025	2024	2025	2024
Revenue:
Subscription and support	$181,823	$137,970	$529,403	$397,239
License	57,233	56,210	158,297	161,318
Services	54,452	46,498	158,189	130,425
Total revenue	293,508	240,678	845,889	688,982
Cost of revenue(1):
Subscription and support	57,411	51,185	170,531	149,173
License	892	837	2,715	3,539
Services	52,507	46,429	152,401	139,345
Total cost of revenue	110,810	98,451	325,647	292,057
Gross profit:
Subscription and support	124,412	86,785	358,872	248,066
License	56,341	55,373	155,582	157,779
Services	1,945	69	5,788	(8,920)
Total gross profit	182,698	142,227	520,242	396,925
Operating expenses(1):
Research and development	72,915	66,134	212,063	194,061
Sales and marketing	57,768	50,487	164,698	144,249
General and administrative	47,547	42,302	132,010	121,502
Total operating expenses	178,230	158,923	508,771	459,812
Income (loss) from operations	4,468	(16,696)	11,471	(62,887)
Interest income	13,794	10,824	43,122	31,727
Interest expense	(3,668)	(1,686)	(9,913)	(5,061)
Other income (expense), net	34,074	(6,535)	(36,270)	(9,501)
Income (loss) before provision for (benefit from) income taxes	48,668	(14,093)	8,410	(45,722)
Provision for (benefit from) income taxes	2,677	(8,615)	(9,443)	(22,860)
Net income (loss)	$45,991	$(5,478)	$17,853	$(22,862)
Net income (loss) per share:
Basic	$0.55	$(0.07)	$0.21	$(0.28)
Diluted	$0.54	$(0.07)	$0.21	$(0.28)
Shares used in computing net income (loss) per share:
Basic	84,044,661	82,500,109	83,671,443	82,105,357
Diluted	85,880,643	82,500,109	85,654,903	82,105,357

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2025	2024	2025	2024
Stock-based compensation expense:
Cost of subscription and support revenue	$3,598	$3,183	$10,511	$10,059
Cost of license revenue	32	—	104	148
Cost of services revenue	5,055	4,729	15,218	14,161
Research and development	10,267	10,003	30,560	30,127
Sales and marketing	10,832	9,349	31,400	25,268
General and administrative	10,573	9,386	31,572	29,411
Total stock-based compensation expense	$40,357	$36,650	$119,365	$109,174

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$45,991	$(5,478)	$17,853	$(22,862)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,965	5,591	17,538	16,525
Amortization of debt issuance costs	1,058	434	2,782	1,296
Amortization of contract acquisition costs	4,726	4,124	14,597	12,869
Stock-based compensation	40,357	36,650	119,365	109,174
Changes to allowance for credit losses and revenue reserves	17	52	1,107	(142)
Deferred income tax	(1,692)	(11,904)	(15,851)	(29,294)
Amortization of premium (accretion of discount) on available-for-sale securities, net	(2,064)	(3,269)	(8,613)	(9,492)
Gain on sale of strategic investments	—	—	(3,671)	(1,758)
Changes in fair value of strategic investments	103	(298)	341	(298)
Loss on retirement of debt	—	—	53,565	—
Other non-cash items affecting net income (loss)	53	(28)	56	(74)
Changes in operating assets and liabilities:
Accounts receivable	(23,426)	23,729	(10,609)	46,276
Unbilled accounts receivable	(50,377)	(35,057)	(74,471)	(33,955)
Prepaid expenses and other assets	(9,539)	(9,551)	(21,384)	(22,082)
Operating lease assets	1,375	2,060	1,983	6,106
Accounts payable	3,439	1,674	13,589	(10,538)
Accrued employee compensation	26,278	14,053	(20,600)	(25,604)
Deferred revenue	(7,354)	(14,256)	(24,876)	(28,012)
Lease liabilities	(970)	(1,891)	(1,121)	(5,136)
Other liabilities	(1,590)	(1,832)	(5,544)	(1,028)
Net cash provided by (used in) operating activities	32,350	4,803	56,036	1,971
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(242,588)	(138,595)	(672,330)	(453,441)
Maturities and sales of available-for-sale securities	226,776	148,883	529,887	416,299
Purchases of property and equipment	(703)	(678)	(2,336)	(4,668)
Capitalized software development costs	(3,816)	(3,371)	(10,972)	(9,429)
Acquisition of strategic investments	(1,000)	(86)	(1,772)	(336)
Sale of strategic investments	—	—	5,671	6,508
Acquisition of business, net of acquired cash	(26,724)	—	(26,724)	—
Net cash provided by (used in) investing activities	(48,055)	6,153	(178,576)	(45,067)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	—	671,840	—
Payment for the retirement of convertible senior notes	—	—	(353,535)	—
Payment for the maturity of convertible senior notes	(179,061)	—	(179,061)	—
Purchase of capped calls	—	—	(58,788)	—
Payment of revolving credit facility costs	—	—	(2,065)	—
Proceeds from issuance of common stock upon exercise of stock options	710	10	3,174	14
Net cash provided by (used in) financing activities	(178,351)	10	81,565	14
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	6,888	(1,354)	3,303	(2,915)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(187,168)	9,612	(37,672)	(45,997)

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	698,680	351,181	549,184	406,790
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$511,512	$360,793	$511,512	$360,793

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended April 30,		Nine Months Ended April 30,
	2025	2024	2025	2024
Gross profit reconciliation:
GAAP gross profit	$182,698	$142,227	$520,242	$396,925
Non-GAAP adjustments:
Stock-based compensation	8,685	7,912	25,833	24,368
Amortization of intangibles	485	485	1,455	1,455
Non-GAAP gross profit	$191,868	$150,624	$547,530	$422,748

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$4,468	$(16,696)	$11,471	$(62,887)
Non-GAAP adjustments:
Stock-based compensation	40,357	36,650	119,365	109,174
Amortization of intangibles	1,234	1,367	3,879	4,101
Acquisition consideration holdback	—	(542)	—	143
Non-GAAP income (loss) from operations	$46,059	$20,779	$134,715	$50,531

Net income (loss) reconciliation:
GAAP net income (loss)	$45,991	$(5,478)	$17,853	$(22,862)
Non-GAAP adjustments:
Stock-based compensation	40,357	36,650	119,365	109,174
Amortization of intangibles	1,234	1,367	3,879	4,101
Acquisition consideration holdback	—	(542)	—	143
Amortization of debt issuance costs	1,058	434	2,782	1,296
Changes in fair value of strategic investments	103	(298)	341	(298)
Gain on sale of strategic investments	—	—	(3,671)	(1,758)
Retirement of debt (1)	—	—	53,565	—
Tax impact of non-GAAP adjustments	(13,576)	(10,469)	(38,327)	(29,289)
Non-GAAP net income (loss)	$75,167	$21,664	$155,787	$60,507

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$2,677	$(8,615)	$(9,443)	$(22,860)
Non-GAAP adjustments:
Stock-based compensation	7,175	2,890	17,910	10,108
Amortization of intangibles	219	108	580	380
Acquisition consideration holdback	—	(43)	—	25
Amortization of debt issuance costs	188	34	417	120
Changes in fair value of strategic investments	18	(23)	47	(23)
Gain on sale of strategic investments	—	—	(463)	(191)
Retirement of debt (1)	—	—	6,756	—
Tax impact of non-GAAP adjustments	5,976	7,503	13,080	18,870
Non-GAAP tax provision (benefit)	$16,253	$1,854	$28,884	$6,429

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended April 30,		Nine Months Ended April 30,
	2025	2024	2025	2024
Net income (loss) per share reconciliation:
GAAP net income (loss) per share – diluted	$0.54	$(0.07)	$0.21	$(0.28)
Non-GAAP adjustments:
Stock-based compensation	0.47	0.44	1.39	1.31
Amortization of intangibles	0.01	0.02	0.05	0.05
Acquisition consideration holdback	—	(0.01)	—	—
Amortization of debt issuance costs	0.01	0.01	0.03	0.02
Changes in fair value of strategic investments	—	—	—	—
Gain on sale of strategic investments	—	—	(0.04)	(0.02)
Retirement of debt (1)	—	—	0.63	—
Tax impact of non-GAAP adjustments	(0.15)	(0.13)	(0.45)	(0.35)
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation	—	—	—	(0.01)
Non-GAAP net income (loss) per share – diluted	$0.88	$0.26	$1.82	$0.72

Shares used in computing non-GAAP net income (loss) per share amounts:
GAAP weighted average shares – diluted	85,880,643	82,500,109	85,654,903	82,105,357
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation	—	1,453,086	—	1,293,859
GAAP and pro forma weighted average shares — diluted	85,880,643	83,953,195	85,654,903	83,399,216
(1) During the nine months ended April 30, 2025, the Company recorded a $53.6 million loss on retirement of debt in other income (expense) comprised of $53.3 million loss on extinguishment and $0.3 million loss on the induced conversion of a portion of its convertible senior notes due March 2025. Prior to the first quarter of fiscal year 2025, there were no transactions similar to the retirement of debt in any periods presented on the condensed consolidated statements of operations.
The following table summarizes our free cash flow for the periods indicated below:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2025	2024	2025	2024
Free cash flow:
Net cash provided by (used in) operating activities	$32,350	$4,803	$56,036	$1,971
Purchases of property and equipment	(703)	(678)	(2,336)	(4,668)
Capitalized software development costs	(3,816)	(3,371)	(10,972)	(9,429)
Free cash flow	$27,831	$754	$42,728	$(12,126)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following table reconciles the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below (in millions):
	Fourth Quarter Fiscal Year 2025			Fiscal Year 2025
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$7	—	$15	$20	—	$28
Non-GAAP adjustments:
Stock-based compensation	43	—	43	162	—	162
Amortization of intangibles	2	—	2	5	—	5
Non-GAAP income (loss) from operations	$52	—	$60	$187	—	$195